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EMPLOYMENT AGREEMENT                                        Exhibit 10.15

             This EMPLOYMENT AGREEMENT is made as of the 1st day of October, 2000 by and between and Noriko Ando (the "Employee") and Avant! Company, a Delaware corporation (the "Company"). This Agreement restates and supersedes all previous Employment Agreements or Severance Agreements between the Employee and the Company.

WITNESSETH:

             WHEREAS, the Employee has been and is now in the employment of the Company; and

             WHEREAS, the Company has concluded that securing the service of the Employee will benefit it.

             NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements hereinafter set forth, the parties therefore agree as follows:

1.  TERM OF EMPLOYMENT

(A) Basic Rules. The Company hereby employs the Employee, and the Employee hereby accepts such employment with the Company from the date of this Agreement until the date when the Employee's employment terminates pursuant to subsection
(b) below. The Employee shall subject to his appointment as such from time to time (the "Term") serve during the Term in the Company and its subsidiaries or affiliates. During the Term, the Employee will devote his best efforts to such employment and all of his business time and attention to the performance of his duties hereunder; provided, however, that the Employee may devote reasonable periods required for serving as a director or member of any Company, partnership, trust or other entity ("Entity") organization involving no conflict of interest with the interests of the Company or his personal affairs so long as the same does not interfere with the performance of his duties hereunder.

(B) Termination of Employment. The Company may terminate the Employee's employment at any time and for any reason by giving the Employee 30 days' advance notice in writing. The Employee may resign his employment by giving the Company 30 days' advance notice in writing. The Employee's employment shall be terminated automatically in the event of his death.

(C) Termination of Agreement. This Agreement shall be renewed automatically for successive periods of three (3) years unless the Company notifies the Employees) of its intention not to renew at least 1 month prior to the expiration of this agreement. This Agreement shall also be terminated when all obligations of the parties hereunder have been satisfied.

(D) Compensation (Salary and Cash Bonus). The Company shall pay to the Employee, not less frequently than monthly; an annual base salary (the "Minimum Salary") as fixed from time to time by the Company during the Term of his employment hereunder. The Minimum Salary is USD $350,000 as of October 1, 2000 The Company may increase the Minimum Salary from time to time and upon each such increase the term "Minimum Salary" shall mean such increased total amount. References to the Minimum Salary in this Agreement are to the Minimum Salary, as adjusted, in the year in which the event requiring such reference occurs. In addition to the Minimum Salary, the Employee shall be entitled to receive during the Term an annual cash bonus based on the performance of the Company and the Employee. The actual amount of any such annual cash bonus to be paid to the Employee will be determined by the Company. Payment of any bonus compensation in this Section shall be made within 60 days after such determination.

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(E) Expenses, Benefit Plans, and Pay-time-off. The Company will reimburse the
Employee for all reasonable and necessary business and entertainment expenses incurred by him in connection with the performance of his duties hereunder. The Employee shall be eligible to participate in any employee benefit programs, pension, profit sharing, stock option or similar plan or program and in any group life insurance, hospitalization, mental, dental, accident, disability or similar plan or program of the Company non-existing or establishes hereafter. In addition, so long as the Company employs the Employee, the Employee shall be entitled to receive other benefits - generally available to all employees and any other, which are now or may hereafter be placed in effect.

The Employee shall be entitled to pay-time-off (the "PTO"), at such times and for such periods, as are in accordance with the policies of the Company then in effect for all employees employed by the Company, but in no event shall the Employee be entitled to fewer than 80 hours of PTO per year. The Employee shall not be required to take any PTO to which he is entitled in a given year. In the event the Employee does not take all of the PTO to which he is entitled in a given year, such PTO will be deferred and accumulated for use by the Employee in a subsequent year up to a maximum of 240 hours.

2.  RIGHTS UPON CERTAIN TERMINATIONS

(A) Employee's Rights. Unless otherwise defined in this section, each capitalized tern used in this Agreement shall have the meaning assigned to it in the Company's 1995 & 2000 Stock Option/Stock Issuance Plan in effect on the date of this Agreement (the "Plan"). Without limiting any other rights which the Employee or the Company may have in such event, upon any voluntary resignation or involuntary termination of the Employee's employment without Employee's written consent (including but not limited to a Constructive Termination as defined below) that occurs within six months after a Change in Control (as defined below), and subject to Section 7 below, the Company shall:

                (a) pay to the Employee cash termination payment equal to three
        (3) years (the "Termination Payment Period") of the Employee's Minimum Salary in effect on the date of termination, in addition to any other payments, benefits, or other rights to which the Employee may then be entitled. The Company shall pay the above-mentioned payment amount in this Section 2.A.a to the Employee in full on the Termination Date;

                (b) allow the Employee to automatically vest in full of the shares of Common Stock then subject to any option granted by the Company to the Employee and then outstanding (including but not limited to any such option drat may hereafter be granted to Employee, under the Plan or otherwise) but not otherwise vested; and all outstanding repurchase rights applicable to any Common Stock previously issued to the Employee by the Company (including any Common Stock hereafter issued which is then held by Employee) shall also terminate automatically. If any provisions of the preceding sentence regarding acceleration of options or early termination of repurchase rights shall conflict with any provision of any existing or future option agreement, stock purchase agreement or other agreement between the Employee and the Company, the provisions of the preceding sentence in this Agreement shall govern if they are more favorable to the Employee under the circumstances than the conflicting provisions in such other agreements, unless such other agreements expressly refers to the preceding sentence and states that it is intended to govern in the event of such a conflict with such sentence.

(B) Change in Control. For all purposes under this Agreement, "Change in Control" shall mean the occurrence of any of the following events after the date of this Agreement:

                (a) The consummation of a merger or consolidation of the Company with or

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        into another entity or any other corporate reorganization, if more than
        50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

                (b) The sale, transfer, exchange or other disposition of all or substantially all of the Company's assets;

                (c) A change in the composition of the Company's Board of Directors (the "Board") as a result of which fewer than a majority of the directors are directors who either (A) had been directors of the Company of the date 12 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (B) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved;

                (d) Any transaction as a result of which any person is the "beneficial owner" (as defined in rule 13(d)-3 under the Securities Exchange Act of 1934, as amended - the "Exchange Act"), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purpose of this subsection (d), the terse "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or subsidiary of the Company and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company; or

                (e) In the event of Gerald C. Hsu ceases to be the Chairman and CEO of the Company.

A transaction shall in no event constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

(C) Constructive Termination. For all purposes under this Agreement, "Constructive Termination" shall be deemed to have occurred, within six months after a Change in Control, that on written notice by the Employee to the Company, upon:

                (a) the Employee's voluntary resignation within six (6) months after a Change in Control;

                (b) any refusal by the Employee to relocate the Employee's principal place of employment to a location requested by the Company that is more than fifty (50) miles from the Employee's current principal place of employment;

                (c) a reduction by more than fifteen percent (l5%) in the Employee's level of compensation including his Minimum Salary, non-stock-related fringe benefits, and cash bonus (to the extent that any reduction in bonus is disproportionate to a reduction in the Company's earnings per share between (i) the period for which the reduced bonus is paid, and (ii) the period for which the Employee's most recent prior bonus was paid);

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                (d) any material adverse change in the Employee's position, title, job responsibilities, or reporting lines; or any activity by the Company that constitutes constructive termination of employment under applicable law. Without limiting the events which may constitute a material adverse change in the Employee's position, title, job responsibilities, or reporting lines under this definition, such a material adverse change shall conclusively be deemed to have occurred upon any material diminution or other material adverse of Company employees reporting to the Employee at the time of a Change in Control, or in the extent or nature of the Employee's authority with respect to such function or responsibilities or the employees who perform them.

For all purposes under this Agreement, all of the compensation, cash bonus and other relevant benefits provided on this Agreement shall be in no event applied to the Employee(s) who maliciously takes advantage of the bona fide goodwill of the Company - not only acquire(s) the above-mentioned compensation, bonus, and benefits but also return(s) to work for Avant! after the Change in Control with or without any cause.

3.  COVENANT NOT TO COMPETE

(A) Non-Competition. For the purpose of this Section 3, a company, entity, or person shall be deemed in competition with the Company, if any company, entity, or person engages in the electronic design automation (the "EDA") industry or, to the knowledge of the Employee, has definitive plans to engage in the EDA industry. The parties confirm that it is reasonably necessary for the protection of the Company that the Employee agree, and accordingly, the Employee does hereby agree that he will not, directly or indirectly, except for the benefit of the Company, at any time during his employment hereunder and thereafter during the Restricted Period, as hereinafter defined, from the date of termination of this Agreement provided the Company shall duly perform its obligations to the Employee pursuant to this Agreement:

                (i) Become an officer, director, partner, associate, employee, owner, agent, creditor, independent contractor, or otherwise, or be interested in or associated with any other EDA company, firm or business engaged, in any geographical area in which the Company is engaged, in making or selling one or more EDA products competitive with a product or products made or sold by Company now or during the term of this Agreement. However, after obtaining the prior approval from the Company, the Employee may devote reasonable periods required for serving as a director or member of any Company, partnership, trust or other entity ("Entity") organization involving no conflict of interest with the interests of the Company or his personal affairs so long as the same does not interfere with the performance of his duties hereunder;

                (ii) Solicit, cause or authorize, directly or indirectly, to be solicited for or on behalf of himself or third parties, from parties who were customers of the Company in the EDA industry at any time within six
        (6) months prior to the cessation of his employment hereunder, any business competitive to the business transacted by the Company with such customers in the EDA industry;

                (iii) Accept or cause or authorize, directly or indirectly, to be accepted for or on behalf of himself or third parties, any such business in the EDA industry from any such customers of the Company as defined in the preceding subsection;

(B) Restricted Period. The tern "Restricted Period" as used in this Section 3 shall mean the Termination Payment Period of the cash termination payment as a

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consequence of Constructive Termination due to a Change in Control, which the
Employee is entitled to receive pursuant to the provisions of Section 2 hereof.

(C) Others. This Section 3 shall survive the termination of the Employees employment hereunder for the period provided in paragraph (B).

The Employee further agrees that any breach or threatened breach by him of any provisions of this Section 3 shall entitle the Company, in addition to any other legal or equitable remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach.

Notwithstanding anything in this Agreement to the contrary, if the Employee violates any of the provisions of paragraph (a) hereof during the Restricted Period and fails to cease such violation and to remedy the consequences of such violation within ninety (90) days after notice from the Company specifying such violation and if the Company obtains a final judgment from a court of competent jurisdiction to the effect that the Employee has violated a provision of paragraph (a) and has failed to cease such violation and to remedy the consequences of such violation within ninety (90) days after notice from the Company, all obligations of the Company to compensate the Employee and to forgive indebtedness, if any, of the Employee to the Company shall cease, and the Company shall be entitled to recover from the Employee compensation received by the Employee and any indebtedness forgiven while such violation existed.

(D) Special Non-Competition Cash Payment. The Company recognizes that a Change in Control Termination will subject the Employee to losses and damages, the amount of which might not readily be determined, and that there exist only a limited number of employment opportunities comparable in statue, compensation and opportunity to employment as an Employee of the Company. Therefore, the Employee shall not be required to seek or accept employment in mitigation of any obligations of the Company arising by reason of his Constructive Termination due to a Change in Control. In consideration of the Employee's special services and the Employee's agreement to not compete in the EDA industry during the Restricted Period after the date of termination of his employment, hereunder the Company agrees to pay the Employee a lump sum of $2 Million dollars, payable within 30 days after the termination of his employment.

4.  MUTUAL RELEASES AFTER TERMINATION OF EMPLOYMENT

Upon the termination of the Employee's employment, the Company and the Employee agree that in consideration for the Employee's services, the Company shall execute a general release, in form and substance, satisfactory to the Employee's counsel, that releases and forever discharges the Employee, his heirs, successors and assigns, from any and all actions, causes of actions, claims, or demands for general, special or punitive damages, attorney's fees, expenses, or other compensation, which in any way relate to or arise out of the Employee's employment with the Company or any of its subsidiaries.

5.  INDEMNIFICATION

To the fullest extent not inconsistent with applicable law, in the event that the Employee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, consultant, employee or agent of the Company or any of its subsidiaries, or is or was serving at the request of the Company as a director, officer, consultant, employee or agent of another Company, partnership, joint venture, trust or other enterprise, the Company shall indemnify the Employee and hold him harmless, against all expenses (including costs and attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by his in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement,


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conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Employee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, or that, with respect to any criminal action or proceeding, the Employee had reasonable cause to believe that his conduct was unlawful. The provisions of this Section 5 shall not be deemed exclusive of any other rights of indemnification to which the Employee maybe entitled or which may be granted to him, and it shall be in addition to any rights of indemnification to which he may be entitled under any policy of insurance. The provisions of this Section 5 shall continue in effect after the Employee has ceased to be an officer, employee or agent of the Company, shall inure to the benefit of the Employee's heirs, executors, administrators and in testate distributes and shall survive the termination of this Agreement under all circumstances.

        All litigation or inquiries by third parties (for example, but not limited to, those by shareholders - direct or derivative - or government agencies) arising out of or in connection with this Agreement or the Employee's performance hereunder, against either the Company or the Employee or both, shall be defended or opposed by the parties hereto, as the case may be, to support this Agreement, and the costs, fees and expenses thereof, including fees of counsel for the parties, shall be home by the Company.

        Notwithstanding the foregoing provisions of this Section 5, during the term of the Employee's employment hereunder and during such time he continues as an officer, the Company agrees to maintain substantially the same Officers' liability insurance in place on the date hereof and shall increase such coverage in the event the Employee determines that it is in the best interest of the Company to have such increased coverage.

6.  CONFIDENTIAL INFORMATION

The Employee recognizes that as an Employee of the Company he has had and will have access to secret and confidential information regarding the Company, its products, customers and plans relating to the EDA industry. The Employee acknowledges that such information is of great value to the Company, and is the sole property of the Company and that such information has been and will be acquired by his in confidence. In consideration of the obligations undertaken by the Company as set forth herein, the Employee will not, at any time, during or for a period of one year after his employment of the Company hereunder, reveal, divulge or make known, except as authorized by the Company or required on its behalf or required pursuant to legal or administrative processes, any information of a confidential nature concerning the Company's business involving the EDA industry acquired by the Employee during the course of his employment to any competitor to the Company in the EDA industry.

7.  MISCELLANEOUS PROVISIONS

(A) No right to Employment. Notwithstanding this Agreement, either party may terminate the Employee's employment at any time and for any reason, or for no reason upon written notice to the other party; provided, however, that any Change in Control Termination shall be subject to all of the consequences described in sections 2 and 3 above.

(B) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered mail, return receipt requested and postage personally delivered or when the Employee, mailed notices shall be
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addressed to the Employee at the home address shown below on this Agreement or at the home address which the Employee most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be addressed to the attention of its Secretary.

(C) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of his Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(D) Whole Agreement; Modifications. No agreements, representations or understanding (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either part with respect to the subject matter hereof. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. A modification of this Agreement shall be valid only if it is made in writing and executed by both parties hereto.

(E) Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

(F) Choice of Law. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of California (except their provisions governing the choice of law).

(G) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

(H) Company's Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets, which become bound by this Agreement.

(I) Employee's Successors. This Agreement and all right of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal of legal representatives, executors, heirs, distributes, devisees, and legatees.

(J) No Assignment. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without imitation) bankruptcy, garnishment, attachment, or other creditor's process, and any action in violation of this paragraph shall be void.

(K) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(L) Confidentiality. The Employee agrees that the Employee will not disclose the existence or the terms of this Agreement to anyone other than the Employee's spouse, tax advisor, or legal advisor. In the event the Employee breaches this confidentiality obligation, the Company may immediately terminate this Agreement.

(M) Arbitration. Any controversy or claim between the Company and Employee, their representatives, heirs, successors and assigns, arising out of or relating to this Agreement or any breach or asserted breach hereof or questioning the validity and binding effect hereof shall be determined by arbitration conducted in San Francisco in accordance with the Rules of the American Arbitration Association then obtaining, and judgment upon any award rendered may be entered in any court having jurisdiction thereof. The decision of the arbitrators shall be final and binding upon the parties hereto. All of the Employee's costs and expenses (including attorneys, fees) arising out of or in connection with any matters submitted to arbitration pursuant to this subsection shall be paid by


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the Company, unless the award of the arbitrators shall explicitly find that the
Employee's claim or his defense against a claim by the Company was frivolous and completely without merit, in which case the Employee shall pay the costs and expenses (including, without limitation, reasonable attorneys, fees) incurred by the Company in such connection.

(N) Section Headings. The headings or titles of the sections of this Agreement are not a part of this Agreement and are not intended to aid in the construction of any provision thereof.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company, by its duly authorized officer, as of the day and year first above written.

      /s/ Noriko Ando
      Signature Of the Employee

      Noriko Ando
      Printed name of the Employee

      Oct. 1, 2000
      Date of Signature

      2-17-9 Tamami Asao-Ku
      Kawasaki City Kanagawa Japan

      The Employee's mailing address

      AVANT! CORPORATION





      /s/ Gerald C. Hsu
      Gerald C. Hsu
      Chairman, Chief Executive Officer, & President

      Oct. 1, 2000

      Date of Signature